Exhibit 23.01 - Consent of Crowe Horwath LLP, independent registered public accounting firm - Birdsall, Inc. Retirement Savings Plan

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-178497 on Form S-8 of AGL Resources Inc. of our report dated June 25, 2012 appearing in this Annual Report on Form 11-K of the Birdsall, Inc. Retirement Savings Plan for the year ended December 31, 2011.

/s/ Crowe Horwath LLP

Oak Brook, Illinois
June 25, 2012